UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2006 (March 15, 2006)

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Illinois Delaware	1-15659 0-29311	74-2928353 94-3248415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 507-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 15, 2006, Dynegy Inc. issued a press release announcing that its wholly-owned subsidiary, Dynegy Holdings Inc. (“DHI”), has commenced a tender offer and consent solicitation with respect to all $225 million of DHI’s outstanding Second Priority Senior Secured Floating Rate Notes due 2008, all $625 million of DHI’s outstanding 9.875% Second Priority Senior Secured Notes due 2010 and all $900 million of DHI’s outstanding 10.125% Second Priority Senior Secured Notes due 2013. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release by Dynegy Inc., dated March 15, 2006, announcing a tender offer and consent solicitation by Dynegy Holdings Inc. with respect to all of Dynegy Holdings Inc.’s outstanding Second Priority Senior Secured Floating Rate Notes due 2008, 9.875% Second Priority Senior Secured Notes due 2010 and 10.125% Second Priority Senior Secured Notes due 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Date: March 15, 2006	By:	/s/ Carolyn M. Campbell
	Name:	Carolyn M. Campbell
	Title:	Secretary

DYNEGY HOLDINGS INC.
(Registrant)

Date: March 15, 2006	By:	/s/ Carolyn M. Campbell
	Name:	Carolyn M. Campbell
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release by Dynegy Inc., dated March 15, 2006, announcing a tender offer and consent solicitation by Dynegy Holdings Inc. with respect to all of Dynegy Holdings Inc.’s outstanding Second Priority Senior Secured Floating Rate Notes due 2008, 9.875% Second Priority Senior Secured Notes due 2010 and 10.125% Second Priority Senior Secured Notes due 2013